SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 3, 2009

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(Date of Report: Date of earliest event reported)

Cordia Corporation

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(Exact name of registrant as specified in its charter)

Nevada                                              33-23473                         11-2917728

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(State or other jurisdiction)           (Commission File Number)     (IRS Employer ID No.)

of incorporation)

13275 W. Colonial Drive, Winter Garden, Florida 34787

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(Address of principal executive office)

Registrant's telephone number, including area code: 866-999-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02

NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS

OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On March 25, 2009, Cordia Corporation, a Nevada corporation (the “Company”), filed a Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission (“SEC”), in which it reported, under item 8.01 a potential illegal act identified by the Company’s independent registered public accounting firm, Parente Randolph, LLC (“Parente”).

By letter dated April 3, 2009, Lazar Levine & Felix LLP (“LLF”), the Company’s previous independent registered public accounting firm, advised the Company that due to the potential illegal act referred to in the Form 8-K, LLF can no longer rely upon certain annual and interim representations made by the management of the Company and is withdrawing its audit reports and completed interim reviews with respect to the years ended December 31, 2007, 2006 and 2005 and interim periods ended September 30, 2008, June 30, 2008 and March 31, 2008, previously filed by the Company with the SEC.

 On April 8, 2009, the Company provided LLF with a copy of its Current Report on Form 8-K prior to its filing with the SEC and requested that LLF furnish the Company as promptly as possible with a letter addressed to the SEC stating whether it agrees with the statements contained in that report and, if it did not agree, the respects in which it did not agree. On April 9, 2009, LLF furnished the Company with correspondence addressed to the SEC, a copy of which is filed as an exhibit hereto.

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On February 16, 2009, LLF was acquired by Parente.  In connection with such acquisition, LLF advised the Company that it had merged its operations into Parente and certain of the professional staff and partners of LLF joined Parente, either as employees or partners.  On February 16, 2009, and concurrently with the resignation of LLF, the Company, through and with the approval of its Audit Committee and Board of Directors, engaged Parente as its independent registered public accounting firm.

On April 7, 2009, Parente withdrew and resigned from its engagement to audit the Company’s financial statements for the year ended December 31, 2008.  As stated in Parente’s resignation letter, a copy of which is filed as an exhibit hereto, the resignation results from the Company’s alleged and potential illegal acts related to its failure to file and remit tax returns in certain jurisdictions and to remit the taxes due.  As Parente was only recently engaged by the Company, Parente has never issued any reports on the Company’s financial statements.  Prior to the resignation of Parente, there were no disagreements between Parente and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

 On April 8, 2009, the Company provided Parente with a copy of its Current Report on Form 8-K prior to its filing with the SEC and requested that Parente furnish the Company as promptly as possible with a letter addressed to the SEC stating whether it agrees with the statements contained in that report and, if it did not agree, the respects in which it did not agree.  On April 9, 2009, Parente furnished the Company with correspondence addressed to the SEC, a copy of which is filed as an exhibit hereto.

ITEM 8.01

OTHER EVENTS.

The Company has retained the law firm of Bevan, Mosca, Giuditta & Zarillo PC of Watchung, New Jersey (“BMG&Z”), to advise it on the matters identified by LLF and Parente.  The Company is working closely with BMG&Z to remedy failures on the part of the Company to file tax returns and to enter into discussions with the tax authorities in each applicable jurisdiction with a view toward minimizing any adverse consequences to the Company and its affiliates from such failures and to try to negotiate a reasonable schedule for the payment of any taxes due and any penalties that may be payable with respect thereto.  The Company anticipates the commencement of such discussions within the next week and believes the Company may be eligible for tax amnesty programs in certain jurisdictions.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.  The following exhibits are being furnished as part of this Report.

Exhibit No.

Title of Document

99.1

Correspondence from LLF to Registrant, Registrant’s Chief Financial Officer, and Registrant’s Audit Committee dated April 3, 2009

99.2

Correspondence from Parente to Registrant’s Board of Directors dated April 7, 2009

99.3                              Correspondence from LLF to the SEC dated April 9, 2009

99.4                              Correspondence from Parente to the SEC dated April 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                                                                          Cordia Corporation

                                                                                                  By: /s/ Kevin Griffo

Date: April 9, 2009

  Kevin Griffo, Chief Executive Officer,

                                                                                                  Duly Authorized Officer